UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2024

eFFECTOR Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39866	85-3306396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 North Cedros Avenue, Suite B
Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

(858) 925-8215

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EFTR	Nasdaq Capital Market
Warrants to purchase common stock	EFTRW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 24, 2024, eFFECTOR Therapeutics, Inc. (“eFFECTOR” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market under the rules of The Nasdaq Stock Market (the “Offering”): (i) an aggregate of 338,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) pre-funded warrants exercisable for up to 1,150,834 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) warrants exercisable for up to 1,488,834 shares of Common Stock (the “Common Warrants” and, together with the Pre-Funded Warrants and Wainwright Warrants (defined below), the “Warrants”). The Offering price per Share and accompanying Common Warrant is $10.075 and $10.074 per Pre-Funded Warrant and accompanying Common Warrant for aggregate gross proceeds from the Offering of approximately $15.0 million, before deducting the placement agent fee (as described in greater detail below) and estimated offering expenses.

The Pre-Funded Warrants were sold, in lieu of shares of Common Stock, to the Investor whose purchase of shares of Common Stock in the Offering would otherwise result in such Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at such Investor’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Offering. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The Common Warrants have an exercise price of $9.95 per share, are exercisable immediately upon issuance and will expire three and one-half years from the issuance date. The Shares, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants were offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-267221) that was filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2022 and became effective on September 9, 2022, including the base prospectus contained therein, and a related prospectus supplement dated as of January 24, 2024 to be filed with the SEC.

The closing of the Offering is expected to occur on or about January 29, 2024, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Offering, together with its existing cash and cash equivalents and short-term investments, for general corporate and working capital purposes, including funding its research and development.

A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants or Common Warrants to the extent that the holder would own more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”). However, upon at least 61 days’ prior notice from the holder to the Company, a holder may increase or decrease the Beneficial Ownership Limitation in accordance with the terms of the Pre-Funded Warrant or Common Warrant, provided that it does not exceed 9.99%.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investor and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 60-day period following the closing of the Offering.

In connection with the Offering, the Company entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the issuance and sale of securities of the Company pursuant to the Purchase Agreement. As compensation for such placement agent services, the Company has agreed to pay Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offering, a management fee equal to 1.0% of the gross proceeds received by the Company from the Offering, a non-accountable expense of $25,000, up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses, and a clearing fee of $15,950. The Company has also agreed to issue to Wainwright or its designees warrants to purchase up to 104,218 shares of Common Stock (the “Wainwright Warrants”), representing 7.0% of the total number of Shares and Pre-Funded Warrants issued in the Offering. The Wainwright Warrants have a term of three and one half years from the commencement of sales in the Offering, and have an exercise price of $12.5938 per share, representing 125% of the purchase price in the Offering. In addition, Wainwright is entitled to certain tail rights for a period of 12 months following the expiration of the Engagement Letter and a right of first refusal for certain transactions for a period of 10 months from the date of the closing of the Offering.

The Common Stock is listed on the Nasdaq Capital Market. There is no established trading market for the Warrants, and the Company does not intend to list the Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Warrants may be extremely limited.

The foregoing summaries of the form of Pre-Funded Warrant, the form of Common Warrant, the form of Wainwright Warrant and the form of Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the Shares and the Pre-Funded Warrants is attached as Exhibit 5.1 hereto.

Item 8.01	Other Ev.ents

On January 25, 2024, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

The Company estimates, based on its current operating plan, that the net proceeds from this offering, together with its existing cash, cash equivalents and short-term investments, will be sufficient to fund its operations into the first quarter of 2025.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to statements regarding the Company’s expectations on the completion of the Offering, the anticipated use of proceeds therefrom and the sufficiency of the Company’s capital resources to fund operations into the first quarter of 2025. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Offering, and the Company may use its capital resources sooner than expected, as well as risks and uncertainties inherent in the Company’s business described in the Company’s prior filings with the SEC, including under the heading “Risk Factors” in the Company’s quarterly report on Form 10-K for the year ended December 31, 2022 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof, except as required by law. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Common Warrant

4.3	Form of Wainwright Warrant

5.1	Legal Opinion of Latham & Watkins LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release issued by eFFECTOR Therapeutics, Inc. on January 25, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFFECTOR Therapeutics, Inc.

Date: January 26, 2024	By:	/s/ Michael Byrnes
	Name:	Michael Byrnes
	Title:	Chief Financial Officer

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